UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: November 14, 2008 (Date of earliest event reported)

CINCINNATI FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	0-4604	31-0746871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 S. Gilmore Road, Fairfield, Ohio		45014-5141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 870-2000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02(e)  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2008, the compensation committee of Cincinnati Financial Corporation’s board of directors granted increases in annual base salaries for 2009, and awarded cash and stock bonuses for 2008 and granted nonqualified stock options and performance-based restricted stock units to the named executive officers as set forth below:

	New Annual Base Salary	2008 Variable Pay (Cash Bonus)	Nonqualified Stock Options	Performance Based Restricted Stock Units
John J. Schiff, Jr., chairman Cincinnati Financial Corporation	$250,000	$447,037	30,000 shares	7,900 shares
James E. Benoski, vice chairman Cincinnati Financial Corporation	$710,460	$479,154	30,000 shares	7,900 shares

	New Annual Base Salary	2008 Variable Pay (Cash Bonus)	Nonqualified Stock Options	Performance Based Restricted Stock Units
Kenneth W. Stecher, president and chief executive officer Cincinnati Financial Corporation	$780,000	$426,060	30,000 shares	7,900 shares
Steven J. Johnston, chief financial officer, secretary and treasurer Cincinnati Financial Corporation	$416,000	$175,000	8,000 shares	2,400 shares
Thomas A. Joseph, president The Cincinnati Casualty Company	$445,000	$274,991	8,000 shares	2,400 shares
Jacob F. Scherer, Jr., executive vice president – sales and marketing The Cincinnati Insurance Company	$474,472	$380,632	8,000 shares	2,400 shares

The company’s named executive officers are at-will employees and these salary and bonus amounts are not subject to any employment agreements.

The compensation committee also approved stock awards under the company’s Holiday Stock Bonus Plan, which awards one share of stock on a non-discounted basis to each full-time associate for each full calendar-year of service up to a maximum of 10 years. Under the Holiday Stock Bonus Plan, except for Mr. Johnston, the named executive officers were each awarded 10 shares valued at $26.59 per share. Mr. Johnston was awarded no shares because he has not been employed by the company for a full year.

The compensation committee also adopted a standard form of performance-based restricted stock unit agreement that is attached as Exhibit 10.1.  Award agreements for the named executive officers are attached as Exhibits 10.2 through 10.7.

In conjunction with the changes to retirement benefit plans described in the company’s Quarterly Report on Form 10-Q for the period ending September 30, 2008, the compensation committee approved an amended and restated the non-qualified top hat savings plan effective January 1, 2009.  Under this plan amendment, eligible officers who no longer participate in the company’s defined benefit pension plan and for whom annual cash compensation exceeds the limits of Section 414(q)(1)(B)(i) of the Internal Revenue Code may receive a company-matching contribution. Executive officers who elected to remain in the defined benefit plan are not eligible to receive a company match of any contributions under the plan.  Of the named executive officers, only Mr. Johnston does not participate in the defined benefit pension plan.

Under this plan amendment, the company will match officer contributions to the top hat savings plan up to 6 percent of the officer’s total annual cash compensation above the Internal Revenue Code limit.  Earnings on the contributions will reflect investment elections made by the individual officer. Top hat savings plans participants choose from the same investment options available to associates participating in the company’s tax-qualified 401(k) savings plan.

Item 7.01 Regulation FD Disclosure

On November 17, 2008, Cincinnati Financial Corporation issued the attached news release “Cincinnati Financial Corporation Declares Regular Quarterly Cash Dividend.” The news release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. This report should not be deemed an admission as to the materiality of any information contained in the news release.

The information furnished in Item 7.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1 – Form of Performance-based Restricted Stock Unit Agreement for use under the Cincinnati Financial Corporation 2006 Stock Compensation Plan

Exhibit 10.2 – Performance-based Restricted Stock Unit Agreement granted to John J. Schiff, Jr.

Exhibit 10.3 – Performance-based Restricted Stock Unit Agreement granted to James E. Benoski.

Exhibit 10.4 – Performance-based Restricted Stock Unit Agreement granted to Kenneth W. Stecher

Exhibit 10.5 – Performance-based Restricted Stock Unit Agreement granted to Steven J. Johnston

Exhibit 10.6 – Performance-based Restricted Stock Unit Agreement granted to Thomas A. Joseph

Exhibit 10.7 – Performance-based Restricted Stock Unit Agreement granted to J.F. Scherer

Exhibit 99.1 – News release dated November 17, 2008, titled “Cincinnati Financial Corporation Declares Regular Quarterly Cash Dividend”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI FINANCIAL CORPORATION

Date: November 18, 2008	/S/ Steven J. Johnston
Steven J. Johnston , FCAS, MAAA, CFA
Chief Financial Officer, Secretary and Treasurer